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                                                                    EXHIBIT 23.4



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. and subsidiary contained in this Form S-4 Resignation Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

                                             PORTER KEADLE MOORE, LLP


                                             /s/ Porter Keadle Moore, LLP


Atlanta, Georgia
September 29, 1997